ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 16.1

June 19, 2020

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of Adamis Pharmaceuticals Corporation and Subsidiaries’ Form 8-K dated June 18, 2020, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm.  We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

/s/ Mayer Hoffman McCann P.C.

San Diego, California